Exhibit 21.1

List of Direct and Indirect Subsidiaries of Nelnet, Inc. as of December 31, 2009

	Name	Relationship to Nelnet, Inc.	Percentage Ownership
1.	National Education Loan Network, Inc. (organized in Nevada)	Direct Subsidiary	100%
2.	Nelnet Capital LLC (organized in Nebraska)	Direct Subsidiary	100%
3.	Nelnet Guarantor Solutions, LLC (organized in Florida) (formerly Nelnet Guarantee Services LLC; formerly GuaranTec LLP)	Indirect Subsidiary	100%
4.	National Higher Education Loan Program, Inc. (organized in Nebraska)	Indirect Subsidiary	100%
5.	5280 Solutions LLC (f/k/a Nelnet Technology Services LLC) (organized in Colorado) (d/b/a Idaho Financial Associates, Charter Account Systems and 5280 Solutions)	Indirect Subsidiary	100%
6.	FirstMark Services, LLC (organized in Colorado)	Indirect Subsidiary	100%
7.	Health Education Solutions, Inc. (organized in Florida) (f/k/a ClassCredit, Inc.)	Indirect Subsidiary	80%
8.	InTuition, Inc. (organized in Florida)	Indirect Subsidiary	100%
9.	EFS Finance Co. (organized in Indiana)	Indirect Subsidiary	100%
10.	Nelnet Management Corporation-1 (organized in Nevada) (formerly Nelnet Student Loan Warehouse Corporation – 1)	Indirect Subsidiary	100%
11.	Nelnet Student Loan Funding Management Corporation (organized in Nevada)	Indirect Subsidiary	100%
12.	Nelnet Student Loan Funding, LLC (organized in Delaware)	Indirect Subsidiary	100%
13.	NELNET Student Loan Corporation-1 (organized in Nevada)	Indirect Subsidiary	100%
14.	NELNET Student Loan Corporation-2 (organized in Nevada)	Indirect Subsidiary	100%
15.	NHELP-I, Inc. (organized in Nevada)	Indirect Subsidiary	100%
16.	NHELP-II Inc. (organized in Nevada)	Indirect Subsidiary	100%
17.	NHELP-II, LLC (organized in Nevada)	Indirect Subsidiary	100%
18.	NHELP-III, Inc. (organized in Nevada)	Indirect Subsidiary	100%
19.	EMT Corp. (organized in Indiana)	Indirect Subsidiary	100%
20.	Nelnet Loan Corp.(organized in Nevada)	Indirect Subsidiary	100%
21.	Nelnet Education Loan Funding, Inc. (f/k/a NEBHELP, INC.) (organized in Nebraska)	Indirect Subsidiary	100%
22.	MELMAC, Inc. (organized in Nevada)	Indirect Subsidiary	100%
23.	MELMAC, LLC (organized in Delaware)	Indirect Subsidiary	100%
24.	National Education Loan of New England, Inc. (organized in Rhode Island)	Indirect Subsidiary	100%
25.	Student Loan Acquisition Authority of Arizona, LLC (organized in Delaware)	Indirect Subsidiary	100%
26.	SLAAA Acquisition Corp. (organized in Nebraska)	Indirect Subsidiary	100%
27.	Shockley Financial Corp. (organized in Colorado)	Indirect Subsidiary	100%
28.	Nelnet Canada, Inc. (organized in Canada)	Indirect Subsidiary	100%
29.	Nelnet Business Solutions, Inc. (f/k/a FACTS Management Co.) (organized in Nebraska) (dba FACTS Management and infiNET Integrated Solutions)	Indirect Subsidiary	100%
30.	Nelnet Asset Management, Inc. (organized in Texas) (f/k/a LoanSTAR Funding Group, Inc.)	Indirect Subsidiary	100%
31.	Nelnet Academic Funding Solutions, LLC (organized in Nebraska)	Indirect Subsidiary	100%
32.	College Bound Loans, Inc. (organized in Rhode Island) (f/k/a/ BST Holdings, Inc.)	Indirect Subsidiary	100%
33.	Nelnet Academic Services, LLC (organized in Nebraska) (f/k/a Nelnet Mentor, LLC)	Indirect Subsidiary	100%
34.	Chela Education Funding, Inc. (organized in Nebraska) (f/k/a Student Partner Services, Inc.)	Indirect Subsidiary	100%
35.	Loanstar Assets GP, LLC (organized in Delaware)	Indirect Subsidiary	100%
36.	Loanstar Assets LP, LLC (organized in Delaware)	Indirect Subsidiary	100%
37.	Loanstar Assets Partners, LP (organized in Delaware)	Indirect Subsidiary	100%
38.	Nelnet Academic Private Loan Warehouse – I, LLC (organized in Delaware)	Indirect Subsidiary	100%
39.	CUnet, LLC (organized in Delaware)	Indirect Subsidiary	100%
40.	Peterson’s Nelnet, LLC (formerly NELN Acquisition, LLC) (organized in Nebraska)	Indirect Subsidiary	100%
41.	M & P Building, LLC (organized in Nebraska)	Direct/Indirect	100%
42.	Nelnet Student Asset Funding Extendable CP, LLC (organized in Nebraska)	Indirect Subsidiary	100%
43.	Lincoln Square Funding LLC (organized in Nebraska)	Indirect Subsidiary	100%
44.	First National Life Insurance Company of the USA (a Nebraska domiciled life insurance company)	Indirect Subsidiary	100%
45.	Education Solutions, Inc.	Indirect Subsidiary	100%
46.	Generation Voice, LLC	Indirect Subsidiary	100%
47.	GoHazel, LLC	Indirect Subsidiary	100%
48.	Unilink USA, LLC	Indirect Subsidiary	50%
49.	Unilink Data Systems Pty Ltd	Indirect Subsidiary	50%
50.	Nelnet Servicing, LLC	Indirect Subsidiary	100%
51.	NLS Holding Company, LLC	Direct Subsidiary	100%
52.	Nelnet Enrollment Solutions, LLC	Indirect Subsidiary	100%
53.	Nelnet Superconduit Funding, LLC	Indirect Subsidiary	100%
54.	Nelnet B2B Services, LLC	Indirect Subsidiary	100%
55.	Nelnet FFELP Student Loan Warehouse-I, LLC	Indirect Subsidiary	100%
56.	Merchant Preservation Services	Indirect Subsidiary	100%
57.	Cost Effective Technologies, Inc.	Indirect Subsidiary	50%
58.	Global Enrollment Solutions, LLC	Indirect Subsidiary	100%

Note: this list does not include Nelnet Student Loan Trusts utilized in asset backed security financings.